UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 31, 2012

DUKE REALTY CORPORATION
DUKE REALTY LIMITED PARTNERSHIP
(Exact name of registrant specified in its charter)

Duke Realty Corporation:

Indiana	1-9044	35-1740409
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

Duke Realty Limited Partnership:

Indiana	0-20625	35-1898425
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

600 East 96th Street
Suite 100
Indianapolis, IN 46240
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In its Current Report on Form 8-K filed on June 6, 2012, Duke Realty Corporation, an Indiana corporation (the “Company”) and the sole general partner of Duke Realty Limited Partnership, an Indiana limited partnership, announced that Mr. Howard L. Feinsand, the Company’s Executive Vice President, General Counsel and Corporate Secretary expected to retire prior to December 31, 2012. On December 11, 2012, the Company announced that Mr. Feinsand will step down effective December 31, 2012, and Ms. Ann Colussi Dee will become the Company’s Senior Vice President, General Counsel and Corporate Secretary effective January 1, 2013. Upon his departure, Mr. Feinsand will receive severance payments under paragraph C of his letter agreement with the Company, the form of which was filed on February 29, 2008 as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and which is incorporated herein by this reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION

By:	/s/ Howard L. Feinsand
Howard L. Feinsand
Executive Vice President, General Counsel and Corporate Secretary

DUKE REALTY LIMITED PARTNERSHIP

By: Duke Realty Corporation, its general partner

By:	/s/ Howard L. Feinsand
Howard L. Feinsand
Executive Vice President, General Counsel and Corporate Secretary

Dated: December 13, 2012